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                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Amendment to Registration Statement on Form S-3/A (No. 333-39692) of Amkor Technology, Inc. of our following reports:

- dated February 28, 2000, relating to the consolidated financial statements of Anam Semiconductor, Inc. and its subsidiary;

- dated January 25, 2000, except as to Note 14, which is as of February 28, 2000, relating to the financial statements of the Seongsu, Pucheon and Pupyong Packaging Business of Anam Semiconductor, Inc.; and

- dated January 15, 2000, relating to financial statements of Amkor Technology Korea, Inc.

SAMIL ACCOUNTING CORPORATION

Seoul, Korea
August 23, 2000